THE SHARPER IMAGE(R)
650 Davis Street
San Francisco, CA  94111                                  Corporate Headquarters

FOR IMMEDIATE RELEASE
March 25, 2004

Contact: Jeff Forgan, Executive Vice President/Chief Financial Officer The Sharper Image
             415/445-1583

         SHARPER IMAGE REPORTS RECORD ANNUAL REVENUES AND NET EARNINGS, REVENUES INCREASE 26 PERCENT AND EARNINGS PER SHARE INCREASE 36 PERCENT,
             COMPARABLE STORE SALES GAIN 15 PERCENT, INTERNET SALES
                               INCREASE 37 PERCENT

         San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) today reported record revenues and earnings for the fourth quarter and fiscal year ended January 31, 2004. The Company said annual total revenues increased 26 percent and annual net earnings per diluted share increased 36 percent to $1.65.

Fourth-quarter highlights

         o    Earnings of $1.40 per diluted share, up 11 percent

         o    Total revenues increase 29 percent

         o    Comparable store sales increase 17 percent

         o    Total store sales increase 33 percent

         o    Catalog sales increase 14 percent

         o    Internet sales increase 34 percent

         For the fiscal fourth quarter ended January 31, 2004, total Company revenues increased 29 percent to $278.4 million from last year's $216.5 million. Total store sales increased 33 percent to $171.7 million from $129.1 million in the prior fourth quarter; comparable store sales increased 17 percent. Catalog sales increased 14 percent to $54.9 million from last year's fourth quarter of $48.0 million. Internet sales increased 34 percent to $43.6 million from last year's fourth quarter of $32.6 million. The delivery income component of revenues increased 23 percent to $8.2 million from last year's $6.6 million and the delivery expense component of the cost of goods sold increased 15 percent to $9.7 million from last year's $8.4 million. The fourth quarter earnings of $1.40 per diluted share, or $22.8 million, is a 11 percent increase over last year's fourth quarter earnings of $1.26
\
per diluted share and a 35 percent increase in net earnings over last year's fourth quarter $16.9 million.

Fiscal year highlights

         o     Earnings of $1.65 per diluted share, up 36 percent

         o     Total revenues increase 26 percent

         o     Comparable store sales increase 15 percent

         o     Total store sales increase 29 percent

         o     Catalog sales increase 15 percent

         o     Internet sales increase 37 percent

         For the fiscal year ended January 31, 2004, total Company revenues increased 26 percent to $647.5 million from last year's $513.8 million. Total store sales increased 29 percent to $379.3 million from $293.8 million in the prior year; comparable store sales increased 15 percent. Catalog sales increased 15 percent to $155.6 million from the last year's $135.7 million. Internet sales increased 37 percent to $95.1 million from last year's $69.2 million. The fiscal year's earnings of $1.65 per diluted share, or $25.3 million, is a 36 percent increase over last year's $1.21 per diluted share and a 59 percent increase in net earnings over last year's $15.9 million.

          To conform the prior year's presentation to the current year's results, our fourth-quarter and fiscal year's sales for prior periods include a reclassification between sales and related cost of goods sold for certain corporate incentive program allowances. The reclassification does not affect net earnings or earnings per share for any period.

Operations discussion

         "We had a great fourth quarter and year," said Richard Thalheimer, founder, chairman and chief executive officer. "We continued our excellent sales momentum, driven by our aggressive multimedia advertising, in all of our sales channels - stores, catalog, Internet, wholesale and corporate incentive business
- with double digit increases for each. The 15 percent annual comparable store sales increase is very strong considering it is on top of last year's 13 percent comparable store sales gain.

          "We reached our goal to open 25 new stores in 2003 fiscal year, with about half in outdoor lifestyle centers. In 2004, we expect a similar accelerated new store unit growth of 15 to 20 percent," Mr. Thalheimer continued.

         "Our total net earnings increased 59 percent for the year - a greater percentage increase than the 36 percent increase in earnings per share because of the greater number of shares outstanding resulting from our May 2003 follow-on offering," Mr. Thalheimer explained.

          "Our balance sheet continues to be very strong, with an excellent cash position of over $5.00 per share and no debt. We also continue to be in a strong inventory position, allowing us to maintain our sales trends into the first quarter. Additionally, last year's inventory position was lower than ideal because of the lingering effect of the west coast ports' labor dispute.

         "We are optimistic as we enter our new fiscal year. We have positive sales momentum in February and March; a great line-up of exciting new product introductions; and we're enjoying continued excellent response of our customers to our proprietary Sharper Image Design and branded products. We believe we are well positioned to benefit from our broadening customer demographics and an improving economy," Mr. Thalheimer concluded.

Conference call for 2003 fourth quarter and fiscal year's earnings

         Interested parties are invited to listen March 25, 2004, to a live conference call discussing fourth quarter and fiscal 2003's earnings 9:00 AM Pacific, 12:00 noon Eastern time, at www.sharperimage.com or call 888-211-8104. The conference call may also be accessed from outside the United States at 706-643-0143. To access the conference call from www.sharperimage.com, click on Investor Relations. A replay of the conference call will be available starting at 4:00 PM Eastern time, March 25, 2004 to 12:00 Midnight Eastern time, March 31, 2004, by dialing 800-642-1687 and entering code number 5970710. The replay of the conference call for the same period is available outside the United States by calling 706-645-9291 and entering code number 5970710.

         Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant and growing proportion of sales are of proprietary products created by the Company's product development group, Sharper Image Design. The Company's principal selling channels include 149 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog with annual circulation in excess of 80 million; and its primary Website, www.sharperimage.com. The Company also sells its products through its own online auction Website and an online Outlet store to help manage refurbished and close-out inventory; both sites are accessed from the home page of sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and for wholesale to selected U.S. and international retailers.


         This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about our future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forwarding-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks and uncertainties are discussed in our Annual Report on Form 10-K under "Factors Affecting Future Operating Results" and include our ability to continue to find or develop and to offer attractive merchandise to our customers, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.

                               THE SHARPER IMAGE(R)
                          FINANCIAL TABLES (Unaudited)
                 (Dollars in thousands except per share amounts)

                                          Three-Months Ended January 31,      Twelve-Months Ended January 31
Statements of Operations                       2004           2003(1)              2004             2003(1)
                                           ----------      ----------          ----------        ----------
Revenues                                   $  278,382      $  216,478          $  647,511        $  513,769
                                           ----------      ----------          ----------        ----------

Cost of products                              119,483          92,646             277,043           220,519
Buying and occupancy                           17,392          13,975              57,918            48,185
Advertising and promotion                      47,638          36,003             123,339            97,360
General, selling and administrative            54,909          45,028             146,465           120,556
                                           ----------      ----------          ----------        ----------

Operating income                               38,960          28,826              42,746            27,149
Other income (expense)-net                       (352)           (223)                 57              (193)
                                           ----------      ----------          ----------        ----------

Earnings before income tax expense             38,608          28,603              42,803            26,956

Income tax expense                             15,829          11,724              17,549            11,049
                                           ----------      ----------          ----------        ----------

Net earnings                               $   22,779      $   16,879          $   25,254        $   15,907
                                           ==========      ==========          ==========        ==========

Net earnings per share - basic             $     1.50      $     1.34          $     1.75        $     1.29
Net earnings per share - diluted           $     1.40      $     1.26          $     1.65        $     1.21

Weighted avg. number of shares - basic     15,222,000      12,636,000          14,446,000        12,327,000
Weighted avg. number of shares - diluted   16,232,000      13,412,000          15,333,000        13,182,000

Stores open                                       149             127

                                                                      January 31,
Balance Sheets                                                   2004            2003
                                                               --------        --------
     Current assets
        Cash, equivalents and investments                      $ 83,471        $ 55,633
        Accounts receivable, net                                 21,196          12,597
        Merchandise inventories                                 110,058          74,756
        Other current assets                                     15,425          15,527
                                                               --------        --------
             Total current assets                               230,150         158,513
     Property and equipment, net                                 70,190          52,165
     Other assets                                                 4,336           3,749
                                                               --------        --------
             Total assets                                      $304,676        $214,427
                                                               ========        ========

     Current liabilities                                       $ 95,739        $ 88,290
     Other liabilities                                           19,011           8,753
                                                               --------        --------
             Total liabilities                                  114,750          97,043
     Stockholders' equity
        Common stock                                                153             126
        Additional paid-in capital                               97,211          49,950
        Retained earnings                                        92,562          67,308
                                                               --------        --------
             Total stockholders' equity                         189,926         117,384
                                                               --------        --------
             Total liabilities and stockholders' equity        $304,676        $214,427
                                                               ========        ========

1 Includes reclassification of certain revenues and expenses to conform to fiscal 2003 presentation